                                                                    Exhibit 4.1


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY BE REOFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IF REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

VOID AFTER 5:00 P.M., NEW YORK TIME, ON ______, 2002 [5 YEARS FROM EFFECTIVE DATE] OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M., NEW YORK TIME, ON THE NEXT FOLLOWING BUSINESS DAY.




                      WARRANT TO PURCHASE SHARES OF COMMON STOCK
                                          OF
                                CELERITY SYSTEMS, INC.

                       TRANSFER RESTRICTED -- SEE SECTION 6.02


NO. W-1                                                           200,000 Shares

This certifies that, for good and valuable consideration, Hampshire Securities Corporation, and its registered, permitted assigns (collectively, the "Warrantholder"), is entitled to purchase from Celerity Systems, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), subject to the terms and conditions hereof, at any time on or after 9:00 A.M., New York time, on _____, 1998 [1 year from Effective Date], and before 5:00 P.M., New York time, on _____, 2002 [5 years from Effective Date] (or, if such day is not a Business Day, at or before 5:00 P.M., New York time, on the next following Business Day), the number of fully-paid and non-assessable shares of common stock (par value $0.001 per share) of the Company stated above at the Exercise Price (as hereinafter defined). The Exercise Price and the number of shares purchasable hereunder are subject to adjustment as provided in
Article III hereof.

                                      ARTICLE I

    Section 1.01: Definition of Terms. As used in this Warrant, the following capitalized terms shall have the following respective meanings:

         (a) Business Day: A day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

         (b) Common Stock: common stock, par value $0.001 per share, of the Company.

         (c)  Demand Registration:  See Section 7.02.

         (d)  Exchange Act:  The Securities Exchange Act of 1934, as amended.

         (e) Exercise Price: $_____ per Warrant Share, as such price may be adjusted from time to time pursuant to Article III hereof [165% of public offering price].

         (f) Expiration Date: 5:00 P.M., New York time, on __________, 2002 or, if such day is not a Business Day, the next succeeding day which is a Business Day.

         (g)  Holder:  A holder of Warrants and/or Registrable Securities.

         (h)  NASD:  National Association of Securities Dealers, Inc.

         (i) Common Stock Equivalents: Securities that are convertible into or exercisable for Common Stock.

         (j) Person: An individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

         (k)  Piggyback Registration:  See Section 7.01.

         (l) Prospectus: Any prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

         (m) Public Offering: A public offering of any of the Company's equity or debt securities pursuant to a registration statement under the Securities Act.

         (n) Registrable Securities: (i) The Warrants and (ii) any Warrant Shares issued or issuable to the Warrantholder, and/or its designees or transferees as permitted under Section 6.02 and/or other securities that may be or are issued by the Company upon exercise of Warrants, including those which may thereafter be issued by the Company in respect of any such securities by means of any stock splits, stock dividends, recapitalizations or the like, and as adjusted pursuant to Article III hereof; provided, however, that as to any particular security contained in Registrable Securities, such securities shall cease to be Registrable Securities (i) for purposes of Section 7.02 hereof, when a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act; or (ii) when they shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act; or (iii) when they shall have been sold, assigned or otherwise transferred to any Person other than those Persons specified in Section 6.02(i) below ("6.02(i) Persons") and other than to any spouses, lineal descendants or adopted children of a 6.02(i) Person to whom such securities are transferred upon the death of any 6.02(i) Person by operation of law or by bequest.

         (o) Registration Expenses: Any and all expenses incident to performance of or compliance with Article VII, including, without limitation,
(i) all SEC, stock exchange, NASD registration and filing fees, listing and transfer agent fees; (ii) all fees and expenses of complying with securities or blue sky laws (including the fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, mailing, messenger and delivery expenses and
(iv) all fees and disbursements of counsel for the Company and of its independent certified public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, but excluding underwriting fees, discounts and commissions and transfer taxes, if any.

         (p) Registration Statement: Any registration statement of the Company filed or to be filed with the SEC which covers any of the Registrable Securities pursuant to the provisions of this Warrant, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments and all exhibits to and material incorporated by reference by such registration statement.

         (q) SEC: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

         (r)  Securities Act:  The Securities Act of 1933, as amended.

         (s) Warrant Shares: Common Stock purchasable upon exercise of the Warrants.

         (t) Warrantholder: The person(s) or entity(ies) to whom this Warrant is originally issued, or any successor in interest thereto, or any assignee or transferee thereof, in whose name this Warrant is registered upon the books to be maintained by the Company for that purpose.

         (u) Warrants: This Warrant, the warrants issued on the date hereof and all other warrants that may be issued in its or their place (together initially evidencing the right to purchase an aggregate of 200,000 shares of Common Stock).


                                      ARTICLE II

                           Duration and Exercise of Warrant

    Section 2.01: Duration of Warrant. (a) Subject to the terms contained herein, this Warrant may be exercised at any time after 9:00 A.M., New York time, on ______, 1998 [1 year from Effective Date], and before 5:00 P.M., New York time, on the Expiration Date. If this Warrant is not exercised on the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

    Section 2.02 :  Exercise of Warrant.   (a) The Warrantholder may exercise
this Warrant, in whole or in part, as follows:

              i) By presentation and surrender of this Warrant to the Company at its corporate office at 9051 Executive Park Drive, Suite 302 Knoxville, Tennessee 37923 with the Subscription Form annexed hereto duly executed and accompanied by payment of the Exercise Price for each

    Warrant Share to be purchased. Payment for Warrant Shares shall be made in cash or by certified or official bank check payable to the order of the Company; or

              ii) By presentation and surrender of this Warrant to the Company at its corporate office set forth above, with a Cashless Exercise Form annexed hereto duly executed (a "Cashless Exercise"). Such presentation and surrender shall be deemed a waiver of the Warrantholder's obligation to pay all or any portion of the aggregate Exercise Price. In the event of a Cashless Exercise, the Warrantholder shall exchange its Warrant for that number of Shares of Common Stock determined by multiplying the number of Warrant Shares for which the Warrantholder desires to exercise this Warrant by a fraction, the numerator of which shall be the difference between the then current market price per share of Common Stock and the Exercise Price, and the denominator of which shall be the then current market price per share of Common Stock. For purposes of any computation under this Section 2.02(a)(ii), the then current market price per share of Common Stock at any date shall be deemed to be the average for the twenty (20) consecutive Business Days immediately prior to the Cashless Exercise of the daily closing prices of the shares of Common Stock on the principal national securities exchange on which the shares of Common Stock are admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the closing prices as reported by the Nasdaq National Market, or if not then listed on the Nasdaq National Market, the average of the highest reported bid and lowest reported asked prices as reported by the Nasdaq SmallCap Market, or if not then listed on the Nasdaq SmallCap Market, the average of the highest reported bid and lowest reported asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("Nasdaq") or if not then publicly traded, the fair market price of the shares of Common Stock as determined in good faith by the Board of Directors of the Company.

         (b) Upon receipt of this Warrant with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price or upon receipt of this Warrant with a Cashless Exercise form duly executed, in each case as set forth in Section 2.02(a) for the Warrant Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of shares of Common Stock for which this Warrant is being exercised or the net amount of Warrant Shares which the Warrantholder is entitled to receive upon a Cashless Exercise (adjusted to reflect the effect of the anti-dilution provisions contained in Article III hereof, if any, and as provided in Section 4.04 hereof) in such denominations as are requested for delivery to the Warrantholder, and
the Company shall thereupon deliver such certificates to the Warrantholder.   If
at the time this Warrant is exercised a registration statement is not in effect to register under the Securities Act the Warrant Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such investment intent representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration.

         (c) In case the Warrantholder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such Warrant Shares and deliver such new warrant to the Warrantholder.

         (d) The Company shall pay any and all stock transfer and similar taxes which may be payable in respect of the issue of this Warrant or in respect of the issue of any Warrant Shares. The Company shall not, however, be required to pay any tax imposed on income or gross receipts of the Warrantholder or any tax which may be payable by the Warrantholder in respect of any transfer involved in the issuance or delivery of this Warrant or of Warrant Shares in a name other than that of the Warrantholder at the time of surrender and, until the payment of such tax, shall not be required to issue such Warrant Shares.

         (e) The Company shall use its best efforts to cause all Warrant Shares to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed or, if not then listed, cause such Warrant Shares to be included in a national automated quotation system.


                                     ARTICLE III

                         Adjustment of Shares of Common Stock
                          Purchasable and of Exercise Price

     The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article III.

    Section 3.01:  Mechanical Adjustments.   (a) If at any time prior to the
exercise of this Warrant in full, the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock, in either case in shares of Common Stock; (ii) subdivide, reclassify or recapitalize its outstanding shares of Common Stock into a greater number of shares; (iii) combine, reclassify or recapitalize its outstanding shares of Common Stock into a smaller number of shares; or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Exercise Price in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be adjusted so that the Warrantholder shall be entitled to receive, upon exercise of this Warrant, the aggregate number and kind of shares which, if this Warrant had been exercised in full immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision combination, reclassification or recapitalization. Any adjustment required by this paragraph 3.01(a) shall be made whenever any event listed in this paragraph 3.01(a) shall occur.

         (b) If at any time prior to the exercise of this Warrant in full, the Company shall issue or distribute to the holders of shares of Common Stock evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a dividend, distribution, combination, reclassification or recapitalization referred to in Section 3.01(a) and cash dividends or cash distributions paid out of net profits legally available therefor if the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, is equivalent to not more than 5% of the Company's net worth) (any such nonexcluded event being herein called a "Special Dividend"), the Exercise Price shall be decreased immediately after the effective date of such Special Dividend to a price determined by multiplying the Exercise Price then in effect by a fraction the numerator of which shall be the then current market price per share of Common Stock (as defined in Section 3.01(e)) on such effective date less the fair market value (as determined in good faith by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be the then current market price per share of Common Stock. Any adjustment required by this paragraph 3.01(b) shall be made whenever the effective date of any such Special Dividend occurs.

         (c) If at any time prior to the exercise of this Warrant in full, the Company shall make a distribution to all the holders of shares of Common Stock (other than dividends or distributions covered by Section 3.01(a) or (b)) of subscription rights, options or warrants for shares of Common Stock or Common Stock Equivalents, then in each such case the Exercise Price in effect after the effective date of such distribution shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the current market price per share of Common Stock (as defined in Section 3.01(e)), less the fair market value (as determined in good faith by the Company's Board of Directors) of said Common Stock subscription rights, options and warrants or of such Common Stock Equivalents applicable to one share of Common Stock, and the denominator of which shall be the current market price per share of Common Stock. Any adjustment required by this paragraph 3.01(c) shall be made whenever the effective date of any such distribution occurs. To the extent such shares of Common Stock (or Common Stock Equivalents) are not delivered after the expiration of such subscription rights, options or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock (or Common Stock Equivalents) actually delivered, but no such readjustment shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of
(i) the Exercise Price on the original adjustment date (prior to the original adjustment) or (ii) the Exercise Price that would have resulted from any other adjustments pursuant to this Article III (other than adjustments for the issuance of subscription rights, options or warrants which expire unexercised).

         (d) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to one or more of paragraphs (a), (b) and (c) of this
Section 3.01, the Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of each Warrant by the Exercise Price in effect immediately prior to the date thereof and dividing the product so obtained by the Exercise Price, as adjusted.

         (e) For the purpose of any computation under this Section 3.01, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing price for the twenty (20) consecutive Business Days commencing thirty-five (35) Business Days before such date. The closing price for each day shall be the closing price of the shares of Common Stock as reported by the national securities exchange upon which the shares of Common Stock is then listed or if not listed on any such exchange, the average of the closing prices as reported by the Nasdaq National Market, or if not then listed on the Nasdaq National Market, the average of the highest reported bid and lowest reported asked prices as reported by the Nasdaq SmallCap Market, or if not then listed on the Nasdaq SmallCap Market, the average of the highest reported bid and lowest reported asked prices as reported by Nasdaq, or if not then publicly traded, as the fair market price as determined in good faith by the Company's Board of Directors.

         (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section
3.01 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (g)  If at any time, as a result of any adjustment made pursuant to
Section 3.01(a), the Warrantholder thereafter shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 3.01.

         (h) In case any event shall occur as to which the other provisions of this Article III are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Warrantholders representing the right to purchase a majority of the Warrant Shares subject to all outstanding Warrants may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Warrantholder and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

         (i) If, as a result of an adjustment made pursuant to this Article III, the Warrantholder thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Warrantholder promptly after such adjustment) shall determine the allocation of the adjusted Exercise Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

    Section 3.02: Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver to the Warrantholder a certificate signed by its President, any Vice President, Treasurer or Secretary, setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

    Section 3.03: No Adjustment for Dividends. Except as provided in Section 3.01(b) of this Agreement, no adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

    Section 3.04: Preservation of Purchase Rights in Certain Transactions. In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), this Warrantholder shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Warrantholder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Article III with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions set forth in this Article III shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The provisions of this Section 3.04 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than thirty (30) days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

    Section 3.05: Form of Warrant After Adjustments. The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued.


                                      ARTICLE IV

                              Other Provisions Relating
                              to Rights of Warrantholder

    Section 4.01:  No Rights as Stockholders; Notice to Warrantholders.
Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or his or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company. The Company shall give notice to the Warrantholder if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

         (a) the Company shall declare any dividend payable in any securities upon shares of Common Stock or make any distribution (other than a cash dividend subject to the parenthetical set forth in Section 3.01(b)) to the holders of shares of Common Stock;

         (b) the Company shall offer to the holders of shares of Common Stock any additional shares of Common Stock or Common Stock Equivalents or any right to subscribe thereto;

         (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale of all, or substantially all, of its property, assets, and business as an entirety) shall be proposed; or

         (d) any consolidation of the Company with or merger of the Company into another corporation, or in the case of any sale or conveyance to another corporation of the property of the Company, as an entirety or substantially as an entirety shall be proposed.

Such giving of notice shall be initiated (i) at least ten (10) Business Days prior to the date fixed as a record date or the date of closing of the Company's stock transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of the stockholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

    Section 4.02: Lost, Stolen, Mutilated or Destroyed Warrants. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

    Section 4.03:  Reservation of Common Stock.

         (a) The Company shall at all times reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant.

         (b) Prior to the issuance of any shares of Common Stock upon exercise of this Warrant, the Company shall use its best efforts to secure the listing of such shares of Common Stock upon the securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed.

         (c) The Company covenants that all shares of Common Stock issued on exercise of this Warrant will be validly issued, fully paid, nonassessable and free of preemptive rights.

    Section 4.04: No Fractional Shares. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 4.04, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Exercise Price, issue the smaller number of whole shares purchasable upon exercise of this Warrant and shall make a cash adjustment in respect of such fraction of a share to which the Warrantholder would otherwise be entitled.


                                      ARTICLE V

                              Treatment of Warrantholder

     Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.


                                      ARTICLE VI

                                Split-Up, Combination.
                          Exchange and Transfer of Warrants

     Section 6.01: Split-Up, Combination and Exchange of Warrants. Subject to the provisions of Section 6.02 hereof, this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange this Warrant, he or it shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split up, combined or exchanged. Upon any such surrender for a split up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrants.

    Section 6.02: Restrictions on Transfer. This Warrant may not be sold, hypothecated, pledged, assigned or transferred (any such action, a "Transfer") until _______, 1998 [1 year from Effective Date], except (i) to Hampshire Securities Corporation, any successor to the business of Hampshire Securities Corporation or any officer or partner of such company or of any successor firm, or (ii) to any underwriter or selling group member in connection with a Public Offering of the Common Stock, provided as to both (i) and (ii), only in accordance with and subject to the provisions of the Securities Act and the rules and regulations promulgated thereunder. If at the time of a Transfer, a Registration Statement is not in effect to register this Warrant, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration.


                                     ARTICLE VII

                    Registration Under the Securities Act of 1933

    Section 7.01:  Piggyback Registration.

         (a) Right to Include Registrable Securities. If at any time after __________, 1998 [1 year from Effective Date] and prior to ________, 2004
[7 years from Effective Date], the Company proposes to register any Common Stock or any other class of equity security or any Common Stock Equivalent under the Securities Act on any form for the registration of securities under such Act, whether or not for its own account (other than (i) a registration of a stock option, stock purchase or compensation or incentive plan or of stock issued or issuable pursuant to any such plan, or a dividend investment plan; (ii) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or

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consolidation with, another corporation; or (iii) a registration of securities proposed to be issued in exchange for other securities of the Company) in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act (a "Piggyback Registration"), it shall at such time give written notice to all Holders of its intention to do so and of such Holders' rights under this Section 7.01. Such rights are referred to hereinafter as "Piggyback Registration Rights". Upon the written request of such Holder made within twenty (20) days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company shall include in the Registration Statement the Registrable Securities which the Company has been so requested to register by the Holders thereof.

         (b)  Withdrawal of Piggyback Registration by Company.   If, at any
time after giving written notice of its intention to register any securities in a Piggyback Registration but prior to the effective date of the related Registration Statement filed in connection with such Piggyback Registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Registration. All best efforts obligations of the Company pursuant to Section 7.03 shall cease if the Company determines to terminate any registration where Registrable Securities are being registered pursuant to this Section 7.01.

         (c) Piggyback Registration of Underwritten Public Offerings. If a Piggyback Registration involves an underwritten offering, then all Holders requesting to have Registrable Securities included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to other selling stockholders.

         (d) Payment of Registration Expenses for Piggyback Registration. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to a Piggyback Registration Right contained in this Section 7.01, except for the fees and disbursements of any counsel retained by the Holders for whom Registrable Securities are being registered and any underwriting fees, selling discounts or commissions or transfer taxes.

         (e) Priority in Piggyback Registration. If a Piggyback Registration involves an underwritten offering and the managing underwriter advises the


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Company in writing that, in its opinion, marketing factors require a limitation of the number of shares to be underwritten, then the Registrable Securities to be offered for the accounts of Holders pursuant to a Piggyback Registration Right shall be reduced pro rata as to all requesting Holders on the basis of the relative number of Registrable Securities each such Holder has requested to be included in such registration, to the extent necessary to reduce the total amount or kind of Registrable Securities to be included in such offering to the amount advised by such managing underwriter; provided, however, that no securities may be offered in such registration for the account of persons other than the Company (including for this purpose any affiliate of the Company) by virtue of their also having "piggyback" registration rights, or otherwise, unless the Registrable Securities requested to be included in such registration are so included on a pro rata basis (by percentage of each class of securities) as to such other persons holding "piggyback" registration rights and the Holders requesting registration; and provided, further, that nothing in this paragraph
(e) shall be implied to permit the Company to include in such registration shares of any person other than persons holding "piggyback" registration rights unless the Registrable Securities requested to be included in such registration are so included.

         (f) Expiration of Piggyback Registration Rights. The Piggyback Registration Rights shall survive the exercise of the Warrant or the transactions or events pursuant to which such Registrable Securities were issued, but all such rights will terminate in all events on __________, 2004 [7 years from Effective Date].

    Section 7.02:  Demand Registration.

         (a) Request for Registration. Subject to the limitations set forth below in this Section 7.02, any Holder or Holders who hold in the aggregate 50% or more of the Registrable Securities (assuming exercise of the Warrants) may after __________, 1998 [1 year from Effective Date] but prior to the Expiration Date make written requests for the registration under the Securities Act of all or part of their Registrable Securities (a "Demand Registration") and the Company shall use its best efforts to effect such Demand Registration. The Holders, as a group, shall be limited to one Demand Registration and thereafter may not make any further written requests for registration other than Piggyback Registrations pursuant to Section 7.01.
Any written request for registration which is never effectuated due to
Section 7.02(b)(ii) or (iii) shall not count as the Holders' Demand
Registration.

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

         (b) Limitations on Demand Registration. The Company shall not be required to effect a Demand Registration (i) if the Company, in its reasonable judgment, determines that the filing of the registration statement at the time requested would require disclosure of information not otherwise then required to be disclosed and that such disclosure would adversely affect any material business situation, transaction or negotiation then proposed, contemplated or being engaged in by the Company, but in no event shall such delay exceed ninety (90) days from the date of such request for registration; or (ii) if the timing of the Demand Registration is such that a special audit of the Company would be required in connection with the preparation of financial statements for the registration, but in no event shall such delay exceed 90 days from the date of such request for registration. The Company shall also not be required to effect a Demand Registration if, within twenty
(20) days after it receives a request therefor, it or insiders who individually own more than five percent (5%) of the Company's outstanding Common Stock agree to purchase the Warrants and/or the underlying Warrant Shares from the requesting holders thereof at a price, in the case of the Warrants, equal to the difference between the Exercise Price and the then current market price of the Company's Common Stock, and, in the case of the Warrant Shares, the current market price of the Company's Common Stock. For purposes hereof, the current market price of the Company's Common Stock shall be the average of the closing asked prices for the Company's Common Stock during the ten (10) Business Day period preceding such request for registration.

         (c) Payment of Registration Expenses for Demand Registration. The Company shall pay all Registration Expenses in connection with the Demand Registration as elected in the written request(s) for registration under
Section 7.02(a) by the Holders of a majority of Registrable Securities (assuming exercise of the Warrants) as to which the Demand Registration is requested. Such Registration Expenses shall not include the fees of any counsel retained by underwriters or any Holder and any underwriting fees or selling discounts or commissions or transfer taxes.

         (d) Procedure for Requesting Demand Registration. Any request for a Demand Registration shall specify the aggregate number of the Registrable Securities proposed to be sold and the intended method of disposition. Within ten (10) Business Days after receipt of such a request, the Company shall give written notice of such registration request to all Holders, and, subject to the limitations of Section 7.02(b), the Company shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the date on which such notice is given. Each such request shall also specify the aggregate number of Registrable Securities to be registered and the intended method of disposition thereof.

         (e) Selection of Underwriters. If any Demand Registration is requested to be in the form of an underwritten offering, the managing underwriter shall be Hampshire Securities Corporation and the co-manager (if any) and the independent pricer required under the rules of the NASD (if any) shall be selected and obtained by the Holders of a majority of the Registrable Securities to be registered (assuming exercise of the Warrants). Such selection shall be subject to the Company's consent, which consent shall not be unreasonably withheld. All fees and expenses of any managing underwriter, any co-manager or any qualified independent underwriter or other independent pricer (other than Registration Expenses otherwise required to be paid) required under the rules of the NASD shall be paid for by the Holders whose shares are being registered. If Hampshire Securities Corporation should decline to serve as managing underwriter, the Holders of a majority of the Registrable Securities to be registered (assuming exercise of the Warrants) may select and obtain one or more managing underwriters. Such selection shall be subject to the Company's consent, which shall not be unreasonably withheld.

    Section 7.03: Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Article VII, the Company shall, at its expense and as expeditiously as practicable:

(a) prepare and file with the SEC, as soon as practicable within sixty (60) days (subject to extension for up to an additional thirty (30) days provided that the Company has not exercised its deferral right contained in Section 7.02(b) and does not within thirty (30) days exercise such deferral right) after the end of the period within which requests for registration may be given to the Company (but subject to the proviso for deferral contained in Section 7.02(b) hereof) a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such Registration Statements to become effective; provided that before filing a Registration Statement or Prospectus or any amendment or supplements thereto, including documents incorporated by reference after the initial filing of any Registration Statement, the Company shall furnish to the selling Holders pursuant to such Registration Statement and the

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underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and underwriters;

         (b) prepare and file with the SEC such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for a period of nine months commencing from the date of effectiveness of the Registration Statement in the case of a Demand Registration (twelve (12) months commencing from the date of effectiveness of the Registration Statement in the case of a Piggyback Registration) or such shorter period as may be required for the sale of the Warrant Shares in the open market; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

         (c) notify the selling Holders and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iv) if at any time the representations and warranties of the Company contemplated by paragraph (l) below cease to be true and correct; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (vi) of the happening of any event that makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

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

         (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

         (e) if reasonably requested by the managing underwriters, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters believe (on advice of counsel) should be included as required by applicable law relating to such sale of Registrable Securities, including, without limitation, information with respect to the purchase price being paid for the Registrable Securities by such underwriters and with respect to any other terms of the underwritten (or "best-efforts" underwritten) offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

         (f) furnish to each selling Holder and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any posteffective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

         (g) deliver to each selling Holder and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

         (h) prior to any public offering of Registrable Securities, cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the attempt to register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing; keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective and use reasonable efforts to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so

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

qualified or to take any action which would subject the Company to general service of process in any jurisdiction where it is not at the time so subject or to subject itself to taxation as doing business in any jurisdiction;

         (i) cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of Registrable Securities to the underwriters;

         (j)  upon the occurrence of any event contemplated by paragraph
(c)(vi) above, prepare a supplement or post-effective amendment to the applicable Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

         (k) with respect to each issue or class of Registrable Securities, use its best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed or, if not then listed, cause such Registered Securities to be included in a national automated quotation system;

         (l) enter into such agreements (including an underwriting agreement) and take all such other actions reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, if the registration is in connection with an underwritten offering (i) make such representations and warranties, if any, to the underwriters in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified

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

public accountants addressed to the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters obtained by underwriters in connection with underwritten offerings; (iv) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 7.04 hereof with respect to all parties to be indemnified pursuant to said Section; and (v) the Company shall deliver such documents and certificates as may be reasonably requested by the managing underwriters to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

         (m) provide a transfer agent and registrar and a CUSIP number for all Registrable Securities, not later than the effective date of the applicable Registration Statement;

         (n) make available for inspection by a representative of the selling Holders, any underwriter participating in any disposition pursuant to such registration and any attorney or accountant retained by such selling Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is requested by court or administrative order;

         (o) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders an earnings statement, covering a period of not less than twelve (12) months satisfying the provisions of Section 11(a) or Rule 158 of the Securities Act not later than sixteen (16) months after the first day of the month following the effective date of the applicable Registration Statement;

         (p) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

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

         (q) take all such other actions as the Holders of a majority of the Registrable Securities being sold (assuming exercise of the Warrants, as applicable) and the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

         Except as otherwise provided in this Agreement, the Company shall have sole control in connection with the preparation, filing, withdrawal, amendment or supplementing of each Registration Statement, the selection of underwriters and the distribution of any preliminary prospectus included in the Registration Statement, and may include within the coverage thereof additional shares of Common Stock or other securities for its own account or for the account of one or more of its other security holders.

         Holders shall have no registration rights hereunder in respect of any proposed transfer of such securities if, in the opinion of recognized securities counsel to the Company acceptable to the Holders, (A) registration under the Securities Act is not required for the transfer of the Registrable Securities in the manner provided by such Holder or (B) a post-effective amendment to an existing registration statement would be legally sufficient for such transfer and such post-effective amendment is filed with the SEC and declared effective.

         The provisions of subsections (a) (other than the proviso at the end thereof), (d), (e), (h) (but only with respect to the first clause thereof),
(l), (n) and (p) above shall apply only in the event of a Demand Registration. Expenses incurred in connection with this Section 7.03 shall be borne by the respective parties as otherwise provided in this Agreement.

         Each seller of Registrable Securities as to which any registration is being effected shall furnish to the Company such information regarding the distribution of such securities and such other information as may otherwise be required by the Securities Act to be included in such Registration Statement.

    Section 7.04:  Indemnification.

         (a) Indemnification by Company. The Company agrees to indemnify and hold harmless each Holder, its officers, directors and agents and each Person who controls such Holder or agents (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Holder (or any Person controlling such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) on account of any losses, claims, damages or liabilities arising from the sale of the Registrable Securities if such untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, Prospectus or preliminary prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Holder specifically for use therein. The Company shall also indemnify underwriters and selling brokers participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

         (b) Indemnification by Selling Holders. In connection with any registration, each selling Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the same extent as the indemnification provided by the Company in Section 7.04(a), the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) but only insofar as such losses, claims, damages and liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement, the Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing by such Holder to the Company specifically for use therein. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving

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rise to such indemnification obligation.  The Company shall be entitled to receive indemnities from underwriters and selling brokers participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus, Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto.

         (c) Conduct of Indemnification Procedure. Any party that proposes to assert the right to be indemnified hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 7.04(a) or 7.04(b) shall be available to any party who shall fail to give notice as provided in this Section 7.04(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which

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cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm in such jurisdiction at any one time for all such indemnified party or parties.

    Section 7.05: Restrictions on Public Sale by Holder of Registrable Securities. Each Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to Article VII hereof agrees, if requested by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of any securities of the Company of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the ten (10)-day period prior to, and during the ninety (90)-day period beginning on, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the managing underwriters.

                                     ARTICLE VIII

                                    Other Matters

    Section 8.01: Expenses of Transfer. The Company shall from time to time promptly pay, subject to the provisions of Section 6.01 and paragraph (d) of
Section 2.02, all taxes and charges that may be imposed upon the Company in respect to the issuance or delivery of Warrant Shares upon the exercise of this Warrant by the Warrantholder.

    Section 8.02: Successors and Assigns. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

    Section 8.03: Amendments and Waivers. The provisions of this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority of the outstanding Registrable Securities (assuming

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

exercise of the Warrants). Holders shall be bound by any consent authorized by this Section whether or not certificates representing such Registrable Securities have been marked to indicate such consent.

    Section 8.04: Counterparts. This Warrant may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    Section 8.05: Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

    Section 8.06: Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

    Section 8.07: Integration/Entire Agreement. This Warrant is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Warrant supersedes all prior agreements and understandings between the parties with respect to such subject matter.

    Section 8.08: Attorneys' Fees. In any action or proceeding brought to enforce any provisions of this Warrant, or where any provisions hereof are validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees and disbursements in addition to its costs and expenses and any other available remedy.

    Section 8.09: Computations of Consent. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (other than the Warrantholder or subsequent Holders if they are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

    Section 8.10: Notices. Notice or demand pursuant to this Warrant to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed, until another address is designated in writing by the Company, as follows:

                             Celerity Systems, Inc.
                             9051 Executive Park Drive
                             Suite 302
                             Knoxville, Tennessee  37923

    Any notice or demand authorized by this Warrant to be given or made by the Company to or on the Warrantholder or a Holder of Registrable Securities shall be sufficiently given or made if sent by first class mail, postage prepaid, to the Warrantholder or the Holder of Registrable Securities at his or its last known address as it shall appear on the books of the Company.

    Section 8.11: Headings. The headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

    IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the ____ day of _____________, 1997.

                                     Celerity Systems, Inc.



                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:


Attest:
       --------------------------
       Secretary


                                     The undersigned accepts this Warrant and agrees to abide by the terms herein which are applicable to the Warrantholder.



                                     Hampshire Securities Corporation
                                     ----------------------------------------
                                     (Name of Warrantholder)



                                     By:
                                        -------------------------------------
                                        (Name and title of duly authorized
                                          officer)

                                      ASSIGNMENT


             (To be executed only upon assignment of Warrant Certificate)

         For value received, _________________________ hereby sells, assigns and transfers unto _____________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

         Name(s) of
         Assignee(s)              Address        No. of Warrants
         -----------              -------        ---------------





And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants represented by said Warrant Certificate.

Dated: ____________________, 19__      _____________________________________
                                       Note:     The above signature should
                                                 correspond exactly with the
                                                 name on the face of this
                                                 Warrant Certificate.

                                  SUBSCRIPTION FORM
                      (To be executed upon exercise of Warrant)


Celerity Systems, Inc.:

    The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _____________________ shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $
           .

    If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.

    Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

                             Name:
                                  ------------------------------------------
                             (Please Print Name, Address and Social Security
                             No.)

                             Address:
                                     ---------------------------------------

                             -----------------------------------------------

                             -----------------------------------------------

                             Social Security Number:
                                                    ------------------------


                             Signature:
                                       -------------------------------------
                             NOTE:   The above signature should correspond
                             exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

                                CASHLESS EXERCISE FORM
                       (To be executed upon exercise of Warrant
                           pursuant to Section 2.02(a)(ii))

    The undersigned hereby irrevocably elects to surrender its Warrant for ________ shares of Common Stock pursuant to the Cashless Exercise provisions of the within Warrant, as provided for in Section 2.02(a)(ii) of such Warrant.

    If said number of shares shall not be all the shares exchangeable or purchasable under the within Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.

    Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay cash for fractional shares to:

                                  Name:
                                       ------------------------------------
                                  (Please Print Name, Address and Social
                                  Security No.)

                                  Address:
                                          ---------------------------------

                                  -----------------------------------------

                                  -----------------------------------------

                                  Social Security Number:
                                                         ------------------


                                  Signature:
                                            -------------------------------
                                  NOTE:   The above signature should correspond
                                  exactly with the name on the first page of this Warrant or with the name of the assignee appearing in the assignment form below.